FOR IMMEDIATE RELEASE

NN, INC. REPORTS THIRD QUARTER 2025 RESULTS

Business delivers improvements across operating income, margin performance, free cash flow, and Power Solutions segment sales growth

Strategic value creation actions fully underway with active M&A program and preferred equity refinancing initiative

Softness in global automotive markets has created opportunity for closure of the final high-cost, unprofitable plant in NN’s 5-year plan

CHARLOTTE, N.C., October 29, 2025 – NN, Inc. (NASDAQ: NNBR) (“NN” or the “Company”), a global diversified industrial company that engineers and manufactures high-precision components and assemblies, today reported results for the third quarter ended September 30, 2025.

Third Quarter Highlights: (results from continuing operations compared with prior year, where comparisons are noted)
•Net sales of $103.9 million, down 8.5%; Power Solutions grew 4.7%, and Mobile Solutions declined 16.4%.
◦Proforma net sales down 4.4% after accounting for rationalization of unprofitable business.
•Gross margin improved to $17.5 million (16.8% of sales) and adjusted gross margin improved to $19.6 million (18.8% of sales), up from $16.5 million (14.5%) and $18.6 million (16.3%), respectively, due to net sales growth in Power Solutions, and a successful continuous improvement cost-reduction program.
•Operating loss of $2.2 million improved versus $3.8 million, and adjusted operating income improved to $4.0 million versus adjusted operating income of $1.3 million.
•Adjusted EBITDA improved to $12.4 million and 11.9% margin rate versus $11.6 million and 10.2% margin rate.
•Free cash flow improved to $9.1 million; NN has seen step change in working capital, strengthening cash flow performance.

New Business Wins
•Third quarter wins of $11.3 million, led by strategic wins in North America auto, fire protection and aerospace & defense products.
•Wins of $44.4 million through the third quarter; underway with launch of new programs with $48 million expected run-rate value.
•NN has taken aggressive actions in the third quarter to address future organic net sales growth. The Company has strategically expanded its electrical leadership and commercial team with technical and commercial additions.

Harold Bevis, President and Chief Executive Officer, said, “NN maintained its advancement program during the quarter, balanced around growth in targeted areas, rationalization of underperforming business, cost optimization, and cash management. We delivered another quarter of strong progress, as our transformation plan generated measurable improvement to our business fundamentals, while driving higher operating income, improved gross and adjusted EBITDA margins, and positive free cash flow performance. While certain global automotive markets remain soft in base volumes along with some new program pushouts, we are seeing better forward forecasts and tangible benefits from prior program wins, which are helping to counterbalance persistent macro pressures.”

“We are nearing the completion of the rationalization of unprofitable legacy Mobile Solutions business, with one plant consolidation remaining. We have been mindful of the cash flow requirements of these activities but remain persistent on our continued actions. Along with diligent cost management, our operational efficiency initiatives and our commercial growth are taking hold while we can see market inflections in 2026, particularly in North America auto, Europe auto and North America commercial vehicle markets.”
Bevis continued, “Our commercial engine and new business program continues to both deliver results and expand in breadth. We remain on track to achieve our 2025 and multi-year growth objectives. We are launching approximately $48 million of new programs in 2025, and as these programs ramp up and scale, alongside our robust pipeline, they will serve to further strengthen our foundation and position NN for solid top-line growth in 2026 and beyond. Additionally, we fundamentally increased the size and breadth of our Electrical, Medical and Defense commercial team with key new hires in the quarter.”
“In the quarter, our organization turned a corner in cash flow generation, driven by diligent operational and cost leadership, combined with a clear step-change in working capital management. These are structural changes which we will carry forward, and as our sales ramp from new program launches on previously won programs, we will translate operating leverage into improved earnings power and materially improved returns.”
Bevis concluded, “In parallel with our ongoing operational agenda, we are underway on several strategic fronts aimed at enhancing and unlocking shareholder value. We are actively evaluating multiple acquisition opportunities to scale up the organization through an aggressive M&A program while incorporating the refinancing of our preferred stock. We are taking decisive action to position the company for greater financial flexibility and improved common equity accretion. NN’s transformation is advancing on multiple fronts—commercially, operationally, and strategically—and our focus remains squarely on creating sustainable, long-term value for our shareholders and stakeholders.”
Third Quarter Results
Net sales were $103.9 million, a decrease of 8.5% compared to the third quarter of 2024 net sales of $113.6 million, primarily due to the rationalization of underperforming Mobile Solutions business and plants, and lower volumes. These net sales decreases were partially offset by higher precious metal pass-through pricing in the Power Solutions business, new business launches and favorable foreign exchange effects.

The company is underway remaking the Mobile Solutions business profile with initiatives in medical products, industrial products and is launching over 100 new business programs in 2025, along with the benefits of higher metal pass-through pricing. Loss from operations for the third quarter of 2025 was $2.2 million, an improvement of 40.1% compared to the third quarter of 2024 loss from operations of $3.8 million.

Third Quarter Adjusted Results
Adjusted income from operations for the third quarter of 2025 was $4.0 million compared to adjusted income from operations of $1.3 million for the same period in 2024. Adjusted EBITDA was $12.4 million, or 11.9% of sales, compared to $11.6 million, or 10.2% of sales, for the same period in 2024. The improvement in adjusted income from operations and adjusted EBITDA was driven by the impacts of cost reduction initiatives and higher precious metal pass-through pricing.

Adjusted net loss was $0.3 million, or $(0.01) per diluted share, compared to adjusted net loss of $2.5 million, or $(0.05) per diluted share, for the same period in 2024. Free cash flow was a generation of cash of $9.1 million compared to a generation of cash of $0.3 million for the same period in 2024.

Power Solutions
Net sales for the third quarter of 2025 were $44.9 million compared to $42.9 million in the same period in 2024.
The increase is primarily due to higher precious metal pass-through pricing, partially offset by lower sales volumes. Income from operations was $5.4 million compared to income from operations of $2.5 million for the same period in 2024, primarily due to improved margins and lower operating costs from headcount reductions.

Adjusted income from operations was $8.1 million compared to $5.2 million in the third quarter of 2024. The increase in adjusted income from operations was primarily due to favorable product mix, and lower operating costs.

Mobile Solutions
Net sales for the third quarter of 2025 were $59.1 million compared to $70.7 million in the third quarter of 2024. The decrease in sales was primarily due to the rationalization of underperforming business and plants, and lower volumes. Loss from operations was $2.9 million compared to loss from operations of $1.4 million for the same period in 2024, primarily due to lower net sales, partially offset by lower depreciation expense.

Adjusted income from operations was $0.3 million compared to adjusted income from operations of $0.9 million in the third quarter of 2024. The decrease in adjusted income from operations was primarily due to lower sales volumes, partially offset by lower operating costs.

2025 Outlook
NN is adjusting its full-year 2025 guidance for net sales, while reiterating the existing ranges on adjusted EBITDA, free cash flow, and new business wins, again guiding to the low-end of its ranges due to market uncertainties.

•Net sales to range between $420 to $440 million
•Adjusted EBITDA to range between $53 to $63 million
•Free cash flow to range between $14 to $16 million; guidance assumes receipt of CARES Act refund in 2025
•New business wins to range between $60 to $70 million

2026 Outlook
NN expects to have an improving core markets outlook in 2026, supporting net sales growth and profitability.
•    North American passenger vehicle production outlooks showing some signs of improvement
•    Commercial vehicle production is forecast to improve in the second half of 2026
•    Defense and electronics markets are forecast to continue growing for multiple years
•    Some remaining legacy NN minimal-profit auto business will be rationalized, and this multi-year program will be completed
•    Over $60 million of new business launches and ramp-ups already in the 2026 forecast
•    Metal costs are forecast to continue to climb and plateau, causing year-over-year increases again
•    Some improvement in US home building rates, will benefit NN’s Power Solutions segment

Conference Call
NN will discuss its results during its quarterly investor conference call on October 30, 2025, at 9 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-255-4315 or 1-412-317-6579. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has facilities in North America, South America, Europe and China. For more information about the company and its products, please visit www.nninc.com.
This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the full year of fiscal 2025, the impact of, and our ability to execute, our corporate strategies and business initiatives and the potential impact tariffs, high interest rates, high metal costs and additional economic uncertainties may have on our financial statements and results of operations. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “growth,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project”, “trajectory” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector; the potential impacts of tariffs on the U.S. economy, the economy of other countries in which we conduct operations and our industry, as well as the potential implications and ramifications of tariffs on our business and the local and global supply chains supporting the same, and our ability to mitigate any adverse impacts of such; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; economic, social, political and geopolitical instability, military conflict, currency fluctuation, and other risks of doing business outside of the United States; inflationary pressures and changes in the cost or availability of materials, supply chain shortages and disruptions, the availability of labor and labor disruptions along the supply chain; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures, as well as expansion of end markets and product offerings; our ability to hire or retain key personnel; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; our ability to secure, maintain or enforce patents or other appropriate protections for our intellectual property; uncertainty of government policies and actions after recent U.S. elections in respect to global trade, tariffs and international trade agreements; and cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s filings made with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date of this press release and are based on information available to NN at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

With respect to any non-GAAP financial measures included in the following document, the accompanying information required by SEC Regulation G can be found in the back of this document or in the “Investors” section of the Company’s web site, www.nninc.com, under the heading “News & Events” and subheading “Presentations.”

Investor & Media Contacts:
Joe Caminiti or Stephen Poe
NNBR@alpha-ir.com
312-445-2870

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net sales	$103,882	$113,587	$317,492	$357,777
Cost of sales (exclusive of depreciation and amortization shown separately below)	86,410	97,131	267,755	299,474
Selling, general, and administrative expense	11,059	10,257	34,325	37,116
Depreciation and amortization	9,064	10,844	26,756	35,152
Other operating income, net	(404)	(895)	(2,843)	(3,285)
Loss from operations	(2,247)	(3,750)	(8,501)	(10,680)
Interest expense	5,666	5,404	16,517	16,643
Loss on extinguishment of debt	—	—	3,007	—
Other income, net	(70)	(5,315)	(2,858)	(4,623)
Loss before provision for income taxes and share of net income from joint venture	(7,843)	(3,839)	(25,167)	(22,700)
Provision for income taxes	(815)	(903)	(2,898)	(1,194)
Share of net income from joint venture	1,979	2,185	6,599	6,597
Net loss	$(6,679)	$(2,557)	$(21,466)	$(17,297)
Other comprehensive income (loss):
Foreign currency transaction gain (loss)	806	3,970	8,385	(1,763)
Reclassification adjustments from the interest rate swap included in net loss, net of tax	—	(109)	—	(1,007)
Other comprehensive income (loss)	$806	$3,861	$8,385	$(2,770)
Comprehensive income (loss)	$(5,873)	$1,304	$(13,081)	$(20,067)

Basic and diluted net loss per share	$(0.23)	$(0.13)	$(0.72)	$(0.59)
Shares used to calculate basic and diluted net loss per share	49,605	48,997	49,373	48,522

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$12,215	$18,128
Accounts receivable, net	63,037	61,549
Inventories	63,486	61,877
Income tax receivable	13,152	12,634
Prepaid assets	3,938	2,855
Other current assets	14,111	10,519
Total current assets	169,939	167,562
Property, plant and equipment, net	161,887	162,034
Operating lease right-of-use assets	36,197	39,317
Intangible assets, net	34,194	44,410
Investment in joint venture	39,485	34,971
Deferred tax assets	1,329	1,329
Other non-current assets	7,931	7,270
Total assets	$450,962	$456,893
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,728	$38,879
Accrued salaries, wages and benefits	14,797	19,915
Income tax payable	449	659
Current maturities of long-term debt	5,487	5,039
Current portion of operating lease liabilities	6,158	6,038
Other current liabilities	17,292	13,382
Total current liabilities	90,911	83,912
Deferred tax liabilities	4,407	4,969
Long-term debt, net of current maturities	149,376	143,591
Operating lease liabilities, net of current portion	38,380	42,291
Other non-current liabilities	10,969	14,111
Total liabilities	294,043	288,874
Commitments and contingencies
Series D perpetual preferred stock	107,350	93,497
Stockholders' equity:
Common stock	502	499
Additional paid-in capital	443,936	455,811
Accumulated deficit	(355,087)	(333,621)
Accumulated other comprehensive loss	(39,782)	(48,167)
Total stockholders’ equity	49,569	74,522
Total liabilities, preferred stock, and stockholders’ equity	$450,962	$456,893

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(21,466)	$(17,297)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,756	35,152
Amortization of debt issuance costs and discount	1,255	1,718
Paid-in-kind interest	2,148	2,064
Loss on extinguishment of debt	3,007	—
Total derivative loss (gain), net of cash settlements	(2,109)	582
Share of net income from joint venture, net of cash dividends received	(3,551)	(6,597)
Gain on sale of business	—	(7,154)
Share-based compensation expense	2,377	2,347
Deferred income taxes	(481)	(477)
Other	(363)	(658)
Changes in operating assets and liabilities:
Accounts receivable	506	(3,957)
Inventories	533	(1,916)
Other operating assets	(3,171)	(2,873)
Income taxes receivable and payable, net	(690)	(1,078)
Accounts payable	7,629	1,794
Other operating liabilities	(5,256)	2,739
Net cash provided by operating activities	7,124	4,389
Cash flows from investing activities
Acquisition of property, plant and equipment	(11,058)	(15,352)
Proceeds from sale of property, plant, and equipment	1,837	266
Net cash provided by (used in) investing activities	(9,221)	1,914
Cash flows from financing activities
Proceeds from asset backed credit facilities	37,000	38,000
Repayments of asset backed credit facilities	(42,400)	(38,000)
Proceeds from term loans and other long-term debt	119,234	—
Repayments of term loans and other long-term debt	(116,583)	(37,320)
Cash paid for debt issuance costs	(3,553)	(746)
Proceeds from sale-leaseback of equipment	989	8,324
Proceeds from sale-leaseback of land and buildings	4,300	16,863
Repayments of financing obligations	(913)	(492)
Other	(3,351)	(2,262)
Net cash used in financing activities	(5,277)	(15,633)
Effect of exchange rate changes on cash flows	1,461	(124)
Net change in cash and cash equivalents	(5,913)	(9,454)
Cash and cash equivalents at beginning of year	18,128	21,903
Cash and cash equivalents at end of quarter	$12,215	$12,449

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and Gross Margin

	Three Months Ended September 30,
(in thousands)	2025	2024
Net sales	$103,882	$113,587
Cost of sales (exclusive of depreciation and amortization)	86,410	97,131
GAAP gross profit	17,472	16,456
Personnel costs (1)	1,294	465
Facility costs (2)	—	866
Other	772	778
Adjusted gross profit (a)	$19,538	$18,565
Adjusted gross margin (3)	18.8%	16.3%

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted gross margin = Non-GAAP adjusted gross profit / GAAP net sales

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended September 30,
(in thousands)
NN, Inc. Consolidated	2025	2024
GAAP loss from operations	$(2,247)	$(3,750)
Professional fees	155	22
Personnel costs (1)	2,075	734
Facility costs (2)	661	874
Amortization of intangibles	3,405	3,405
Non-GAAP adjusted income from operations (b)	$4,049	$1,285

Non-GAAP adjusted operating margin (3)	3.9%	1.1%
GAAP net sales	$103,882	$113,587

	Three Months Ended September 30,
(in thousands)
Power Solutions	2025	2024
GAAP income from operations	$5,432	$2,505
Personnel costs (1)	110	113
Facility costs (2)	—	16
Amortization of intangibles	2,567	2,567
Non-GAAP adjusted income from operations (b)	$8,109	$5,201

Non-GAAP adjusted operating margin (3)	18.0%	12.1%
GAAP net sales	$44,948	$42,935

	Three Months Ended September 30,
(in thousands)
Mobile Solutions	2025	2024
GAAP loss from operations	$(2,854)	$(1,441)
Personnel costs (1)	1,681	598
Facility costs (2)	661	858
Amortization of intangibles	838	838
Non-GAAP adjusted income from operations (b)	$326	$853

Share of net income from joint venture	1,979	2,185
Non-GAAP adjusted income from operations with JV (b)	$2,305	$3,038

Non-GAAP adjusted operating margin (3)	3.9%	4.3%
GAAP net sales	$59,117	$70,678

	Three Months Ended September 30,
(in thousands)
Elimination	2025	2024
GAAP net sales	$(182)	$(26)

(1)Personnel costs include recruitment, retention, relocation, and severance costs
(2)Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended September 30,
(in thousands)	2025	2024
GAAP net loss	$(6,679)	$(2,557)

Provision for income taxes	815	903
Interest expense	5,666	5,404
Change in fair value of preferred stock derivatives and warrants	(72)	1,858
Gain on sale of business	—	(7,154)
Depreciation and amortization	9,064	10,844
Professional fees	155	22
Personnel costs (1)	2,075	734
Facility costs (2)	661	874
Non-cash stock compensation	736	812
Non-cash foreign exchange loss on inter-company loans	(56)	(164)
Non-GAAP adjusted EBITDA (c)	$12,365	$11,576

Non-GAAP adjusted EBITDA margin (3)	11.9%	10.2%
GAAP net sales	$103,882	$113,587

(1) Personnel costs include recruitment, retention, relocation, and severance costs
(2) Facility costs include costs of opening / closing facilities and relocation / exit of manufacturing operations
(3) Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss) per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended September 30,
(in thousands)	2025	2024
GAAP net loss	$(6,679)	$(2,557)

Pre-tax professional fees	155	22
Pre-tax personnel costs	2,075	734
Pre-tax facility costs	661	874
Pre-tax foreign exchange (gain) loss on inter-company loans	(56)	(164)
Pre-tax change in fair value of preferred stock derivatives and warrants	(72)	1,858
Pre-tax change in gain on sale of business	—	(7,154)
Pre-tax amortization of intangibles and deferred financing costs	3,637	4,018
Tax effect of adjustments reflected above (d)	—	(113)
Non-GAAP adjusted net income (loss) (e)	$(279)	$(2,482)

	Three Months Ended June 30,
(per diluted common share)	2025	2024
GAAP net loss per diluted common share	$(0.24)	$(0.13)

Pre-tax professional fees	—	—
Pre-tax personnel costs	0.04	0.01
Pre-tax facility costs	0.01	0.02
Pre-tax foreign exchange (gain) loss on inter-company loans	—	—
Pre-tax change in fair value of preferred stock derivatives and warrants	—	0.04
Pre-tax change in gain on sale of business	—	(0.15)
Pre-tax amortization of intangibles and deferred financing costs	0.07	0.08
Preferred stock cumulative dividends and deemed dividends	0.10	0.08
Non-GAAP adjusted net income (loss) per diluted common share (e)	$(0.01)	$(0.05)
Shares used to calculate net earnings (loss) per share	49,605	48,997

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended September 30,
(in thousands)	2025	2024
Net cash provided by operating activities	$11,125	$4,958
Acquisition of property, plant, and equipment	(3,428)	(6,300)
Proceeds from sale of property, plant, and equipment	1,387	29
Proceeds from sale-leaseback of equipment	43	—
Transaction costs incurred from sale of business	—	1,566
Free cash flow	$9,127	$253

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. The costs we incur in completing acquisitions, including the amortization of intangibles and deferred financing costs, and divestitures are excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP adjusted gross margin represents GAAP gross profit, adjusted to exclude the effects of restructuring and integration expense and non-operational charges related to acquisition and transition expense. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted gross margin is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP gross margin.
(b) Non-GAAP adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(c) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(d) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(e) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.